UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 2, 2020 (April 1, 2020)

TECHCARE CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-55680	68-0080601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1140 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 380-6645

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TECR	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

After its board of directors had granted approval, on April 1, 2020 the Registrant entered into a Convertible Note Purchase Agreement (the “Agreement”) with Citrine S A L Investment & Holdings Ltd, WealthStone Private Equity Ltd, WealthStone Holdings Ltd, Golden Holdings Neto Ltd, Beezz Home Technologies Ltd, Citrine Biotech 5 LP, Citrine High Tech 6 LP, Citrine High Tech 7 LP, Citrine 8 LP, Citrine 9 LP and Citrine Biotech 10 LP (together, the “Buyer”), all of which are affiliated with the Registrant. The Buyer parties desire to support the Registrant as it continues its activities at a time of uncertainty in world capital markets caused by the spread of coronavirus disease 2019 (COVID-19).

Under the Agreement, the Buyer agrees to purchase and the Registrant agrees to issue and sell, for up to an aggregate principal amount of $1,800,000.00, notes convertible into shares of common stock of the Registrant (the “Notes”), for a period starting on April 1, 2020 and ending upon the earlier of (i) 6 months thereafter and (ii) the consummation of a public offering by the Registrant. The Notes will bear interest at a rate of six percent (6%) with respect to amounts paid that are used for working capital purposes of the Registrant, provided that amounts paid that are used for investment activities of the Registrant may be subject to different interest rates, as will be set forth in the Guidelines. The conversion price per share of Common Stock shall equal 85% multiplied by the market price (as defined in the Note), representing a discount of 15%. The payment for each Note must be delivered 14 business days after delivery of the respective draw down notice, and each Note will mature 18 months thereafter. The interval between one draw down and the next must be at least thirty (30) days, provided that the Buyer may waive this requirement. Each draw down notice provided to the Buyer must be for an amount between $50,000 and $350,000, set at the Registrant’s discretion. The Registrant must use the amounts paid for the Notes in accordance with guidelines which are to be provided by the Buyer within 14 business days following April 1, 2020 (the “Guidelines”). The Buyer shall decide upon and provide to the Registrant the names of the Buyer parties which will provide the funds to the Registrant in respect of the Note, including the respective amounts to be transferred to the Registrant by each such Buyer party. The Buyer shall have the right, from time to time and at its discretion, to add other entities to the list comprising the Buyer. The Buyer may participate alongside the Registrant in any investment the Registrant makes for as long as the Agreement is in effect. The Registrant may at any time prepay an outstanding Note (principal and accrued interest) in full by paying the Buyer an amount in cash equal to 115% multiplied by the then outstanding principal amount of the Note, as well as the accrued and unpaid interest on the unpaid principal amount of the Note, provided however that in the event the Registrant seeks to exercise this right the Buyer will first have the option to fully convert the Note, or any remaining amount outstanding under it, into Common Stock of the Registrant, and the conversion amount will be equal to the amount the Registrant would have paid to the Buyer had the Buyer not exercised this option.

The foregoing description of the Convertible Note Purchase Agreement and its exhibits does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Convertible Note Purchase Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1 Form of Convertible Note Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechCare Corp.

By:	/s/ Ora Meir Soffer
Name:	Ora Meir Soffer
Title:	Chairperson of the Board

Date: April 2, 2020